Exhibit 23.2

Consent of PricewaterhouseCoopers LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2004 relating to the financial statements and financial statement schedules of AGL Resources Inc., which appears in AGL Resources Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia

April 28, 2004